Exhibit 4.11

WHEN RECORDED MAIL TO:
Craig W. Stensland
Central Illinois Light Company
One Ameren Plaza (MC 1310)
1901 Chouteau Avenue
St. Louis, MO 63103

INDENTURE

BETWEEN

CENTRAL ILLINOIS LIGHT COMPANY

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as successor Trustee under Indenture of Mortgage and Deed of Trust, dated as of April 1, 1933, between Illinois Power Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, as amended and supplemented by Indenture between the same parties, dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture dated as of July 1, 1933, between Central Illinois Light Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, and as amended and supplemented by various Indentures between the same parties bearing subsequent dates.

Dated as of June 1, 2006

This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Central Illinois Light Company c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

INDENTURE dated as of the 1st day of June, 2006 (hereinafter sometimes referred to as this “Supplemental Indenture”), between CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois hereinafter sometimes called the “Company”), party of the first part, and Deutsche Bank Trust Company Americas, a corporation of the State of New York, as successor Trustee (hereinafter sometimes called the “Trustee”), party of the second part, under the Indenture of Mortgage and Deed of Trust between Illinois Power Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, dated as of April 1, 1933, as amended and supplemented by Indenture between said Illinois Power Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture between the Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), dated as of July 1, 1933, and as amended and supplemented by various Indentures between the Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) bearing subsequent dates (said Indenture of Mortgage and Deed of Trust as amended, supplemented and assumed being hereinafter sometimes referred to as the “Indenture”).

WHEREAS, the Indenture provides for the issuance of bonds thereunder in one or more series, the form of which series of bonds to be substantially in the form set forth therein with such insertions, omissions and variations as the Board of Directors of the Company may determine; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create two series of bonds under the Indenture to be designated, respectively, as “First Mortgage Bonds, Senior Notes Series AA” and “First Mortgage Bonds, Senior Notes Series BB” (hereinafter sometimes referred to, respectively, as the “bonds of the Thirty-First Series” and the “bonds of the Thirty-Second Series”), the bonds of each such series are to be issued as registered bonds without coupons and are to bear interest as specified in the form of bond of the Thirty-First Series and in the form of bond of the Thirty-Second Series set forth below and are to mature, subject to prior acceleration and redemption, on June 15, 2016 and June 15, 2036, respectively; and

WHEREAS, the Company has entered into an Indenture dated as of June 1, 2006 (the “Senior Note Indenture”) with The Bank of New York Trust Company, N.A., as trustee (the “Senior Note Trustee”), providing for the issuance from time to time of senior notes thereunder; and

WHEREAS, the Company desires by this Supplemental Indenture to issue to the Senior Note Trustee the bonds of the Thirty-First Series and the bonds of the Thirty-Second Series as security for $54,000,000 aggregate principal amount of the Company’s 6.20% Senior Secured Notes due 2016 (the “Senior Notes Series 2016”) and $42,000,000 aggregate principal amount of the Company’s 6.70% Senior Secured Notes due 2036 (the “Senior Notes Series 2036” and, together with the Senior Notes Series 2016, the “Senior Notes”), respectively, to be issued under the Senior Note Indenture; and

WHEREAS, the definitive registered bonds without coupons of the Thirty-First Series (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

[GENERAL FORM OF REGISTERED BOND OF THE THIRTY-FIRST SERIES]

No.	$

NOTWITHSTANDING ANY PROVISIONS HEREOF OR IN THE INDENTURE THIS BOND IS NOT
ASSIGNABLE OR TRANSFERABLE EXCEPT AS PERMITTED OR REQUIRED BY SECTION 4.04 OF THE
INDENTURE DATED AS OF JUNE 1, 2006, BETWEEN CENTRAL ILLINOIS LIGHT COMPANY AND THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

CENTRAL ILLINOIS LIGHT COMPANY

FIRST MORTGAGE BONDS, SENIOR NOTES
SERIES AA

Illinois Commerce Commission
Identification No.:  Ill. C.C. 6350

CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter called the “Company”), for value received, hereby promises to pay to The Bank of New York Trust Company, N.A., as trustee under the Senior Note Indenture hereinafter referred to, or registered assigns, on June 15, 2016, subject to prior redemption, Fifty Four Million Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon in lawful money of the United States of America at the rate of 6.20% per annum from the same dates set forth in the Senior Notes (as defined herein). Interest on overdue principal, premium, if any, and, to the extent permitted by law, on overdue interest, shall be payable at the interest rate payable on the Senior Notes. Interest on this bond is payable on the same dates as interest on the Senior Notes, or, if this bond shall be duly called for redemption, until the redemption date, or if the Company shall default in the payment of the principal hereof, until the Company’s obligation to pay principal shall be discharged as provided in the Mortgage (hereinafter mentioned) is paid, until the principal sum is paid in full. The principal of, premium, if any, and interest on, this bond are payable, in immediately available funds, at the office of the Senior Note Trustee hereinafter referred to.

Under an Indenture dated as of June 1, 2006 (the “Senior Note Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Senior Note Trustee”), the Company will issue, concurrently with the issuance of this bond, an issue of notes under the Senior Note Indenture entitled “6.20% Senior Secured Notes due 2016” in the aggregate principal amount of $54,000,000 (the “Senior Notes”). Pursuant to Article IV of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Senior Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture. Payment of principal of, or premium, if any, or interest on, the Senior Notes shall constitute payments on this bond as further provided herein and in the Indenture dated as of June 1, 2006 pursuant to which this bond has been issued (the “Supplemental Indenture”).

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, a principal amount of this bond equal to the principal amount of such Senior Notes shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture. The Trustee (defined below) may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on, the Senior Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of, premium, if any, or interest on, the Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

For purposes of Section 4.09 of the Senior Note Indenture, this bond shall be deemed to be the “Related Series of Senior Note First Mortgage Bonds” in respect of the Senior Notes.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage (defined below) for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1, 1933, executed by Illinois Power Company to Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) or its successor (hereinafter sometimes referred to as the “Trustee”) as Trustee, as amended by Indenture dated as of June 30, 1933, as assumed by the Company and as amended and supplemented by Indentures between the Company and the Trustee bearing subsequent dates, including the Supplemental Indenture (all of which indentures are herein collectively called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

As more fully described in the Supplemental Indenture, the Company reserves the right, without any consent or other action by holders of the bonds of this series, to amend the Mortgage to provide that: the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond is not redeemable except on the date, in the principal amount and for the redemption price that correspond to the redemption date for, the principal amount to be redeemed of, and the redemption price for, the Senior Notes, and except upon written demand of the Senior Note Trustee following the occurrence of an event of default under the Senior Note Indenture and the acceleration of the Senior Notes, as provided in Section 8.01 of the Senior Note Indenture.

In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York.

This bond shall not be assignable or transferable except as permitted or required by Section 4.04 of the Senior Note Indenture. Subject to the restriction on transfer of this bond hereinbefore set forth, this bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed.

As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner any Senior Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this bond to the Company for cancellation.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY has caused this bond to be signed in its name by its President or a Vice President by a facsimile of his signature and a facsimile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary by a facsimile of his signature.

Dated:	CENTRAL ILLINOIS LIGHT COMPANY

[SEAL]	By
President
Attest:

Assistant Secretary

[FORM OF TRUSTEE’S CERTIFICATE]

This bond is one of the bonds of the series designated therein, described in the within mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By Deutsche Bank National Trust Company

By
Authorized Officer

and

WHEREAS, the definitive registered bonds without coupons of the Thirty-Second Series (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

[GENERAL FORM OF REGISTERED BOND OF THE THIRTY-SECOND SERIES]

No.	$__________

NOTWITHSTANDING ANY PROVISIONS HEREOF OR IN THE INDENTURE THIS BOND IS NOT
ASSIGNABLE OR TRANSFERABLE EXCEPT AS PERMITTED OR REQUIRED BY SECTION 4.04 OF THE

INDENTURE DATED AS OF JUNE 1, 2006, BETWEEN CENTRAL ILLINOIS LIGHT COMPANY AND THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

CENTRAL ILLINOIS LIGHT COMPANY

FIRST MORTGAGE BONDS, SENIOR NOTES
SERIES AA

Illinois Commerce Commission
Identification No.:  Ill. C.C. 6351

CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter called the “Company”), for value received, hereby promises to pay to The Bank of New York Trust Company, N.A., as trustee under the Senior Note Indenture hereinafter referred to, or registered assigns, on June 15, 2036, subject to prior redemption, Forty Two Million Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon in lawful money of the United States of America at the rate of 6.70% per annum from the same dates set forth in the Senior Notes (as defined herein). Interest on overdue principal, premium, if any, and, to the extent permitted by law, on overdue interest, shall be payable at the interest rate payable on the Senior Notes. Interest on this bond is payable on the same dates as interest on the Senior Notes, or, if this bond shall be duly called for redemption, until the redemption date, or if the Company shall default in the payment of the principal hereof, until the Company’s obligation to pay principal shall be discharged as provided in the Mortgage (hereinafter mentioned) is paid, until the principal sum is paid in full. The principal of, premium, if any, and interest on, this bond are payable, in immediately available funds, at the office of the Senior Note Trustee hereinafter referred to.

Under an Indenture dated as of June 1, 2006 (the “Senior Note Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Senior Note Trustee”), the Company will issue, concurrently with the issuance of this bond, an issue of notes under the Senior Note Indenture entitled “6.70% Senior Secured Notes due 2036” in the aggregate principal amount of $42,000,000 (the “Senior Notes”). Pursuant to Article IV of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Senior Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture. Payment of principal of, or premium, if any, or interest on, the Senior Notes shall constitute payments on this bond as further provided herein and in the Indenture dated as of June 1, 2006 pursuant to which this bond has been issued (the “Supplemental Indenture”).

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, a principal amount of this bond equal to the principal amount of such Senior Notes shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture. The Trustee (defined below) may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on, the Senior Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of, premium, if any, or interest on, the Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

For purposes of Section 4.09 of the Senior Note Indenture, this bond shall be deemed to be the “Related Series of Senior Note First Mortgage Bonds” in respect of the Senior Notes.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage (defined below) for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1, 1933, executed by Illinois Power Company to Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) or its successor (hereinafter sometimes referred to as the “Trustee”) as Trustee, as amended by Indenture dated as of June 30, 1933, as assumed by the Company and as amended and supplemented by Indentures between the Company and the Trustee bearing subsequent dates, including the Supplemental Indenture (all of which indentures are herein collectively called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

As more fully described in the Supplemental Indenture, the Company reserves the right, without any consent or other action by holders of the bonds of this series, to amend the Mortgage to provide that: the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond is not redeemable except on the date, in the principal amount and for the redemption price that correspond to the redemption date for, the principal amount to be redeemed of, and the redemption price for, the Senior Notes, and except upon written demand of the Senior Note Trustee following the occurrence of an event of default under the Senior Note Indenture and the acceleration of the Senior Notes, as provided in Section 8.01 of the Senior Note Indenture.

In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York.

This bond shall not be assignable or transferable except as permitted or required by Section 4.04 of the Senior Note Indenture. Subject to the restriction on transfer of this bond hereinbefore set forth, this bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed.

As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner any Senior Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this bond to the Company for cancellation.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY has caused this bond to be signed in its name by its President or a Vice President by a facsimile of his signature and a facsimile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary by a facsimile of his signature.

Dated:	CENTRAL ILLINOIS LIGHT COMPANY

[SEAL]	By
President

Attest:

Assistant Secretary

[FORM OF TRUSTEE’S CERTIFICATE]

This bond is one of the bonds of the series designated therein, described in the within mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By Deutsche Bank National Trust Company

By
Authorized Officer

WHEREAS, all things necessary to make the bonds of the Thirty-First Series and the bonds of the Thirty-Second Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture have in all respects been duly authorized; and

WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purpose of describing the bonds of the Thirty-First Series and the bonds of the Thirty-Second Series, and of providing the terms and conditions of redemption thereof;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:  That Central Illinois Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the unsealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions of the Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, as Trustee, and to its successor or successors in said trust, and to it and their assigns forever, all the properties of the Company located in the State of Illinois described in Schedule A (which is identified by the signature of an officer of each party hereto at the end thereof) hereto annexed and made a part hereof.

And all other property, real, personal and mixed, tangible and intangible of the character described in the granting clauses of the aforesaid Indenture of Mortgage and Deed of Trust dated as of April 1,1933 or in any indenture supplemental thereto acquired by the Company on or after the date of the execution and delivery of said Indenture of Mortgage and Deed of Trust (except any in said Indenture of Mortgage and Deed of Trust or in any indenture supplemental thereto expressly excepted) now owned or hereafter acquired by the Company and wheresoever situated.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article XI of the Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any, sinking funds that may be created for the benefit of any particular series).

PROVIDED, HOWEVER and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all such bonds and coupons, if any, are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

Section 1.               The bonds of the Thirty-First Series and the bonds of the Thirty-Second Series shall mature, subject to prior acceleration and redemption, on the date appearing in the form of each such bond hereinbefore set forth, shall (subject to the provisions of Section 2 hereof) bear interest at the same rate of interest as the Senior Notes Series 2016 and the Senior

Notes Series 2036, respectively, which interest shall be payable on the same dates as interest on the Senior Notes Series 2016 and the Senior Notes Series 2036, respectively, until the principal sum is paid in full, shall accrue interest from the same dates as set forth in the Senior Notes Series 2016 and the Senior Notes Series 2036, respectively, and shall be designated as the Company’s First Mortgage Bonds of the series hereinbefore set forth. Both principal of, premium, if any, and interest on the bonds shall be payable in lawful money of the United States of America at the office of the Senior Note Trustee.

Definitive bonds of the Thirty-First Series and definitive bonds of the Thirty-Second Series will be issued, originally or otherwise, only as registered bonds without coupons in the name of the Senior Note Trustee under the Senior Note Indenture to secure any and all obligations of the Company under the Senior Notes Series 2016 and the Senior Notes Series 2036, respectively, and any other series of senior notes from time to time outstanding under the Senior Note Indenture; and they and the Trustee’s certificates of authentication shall be substantially in the forms hereinbefore recited, respectively. In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of the Thirty-First Series and registered bonds without coupons of the Thirty-Second Series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York. However, notwithstanding the provisions of Section 14 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Notes Series 2016 or the Senior Notes Series 2036, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, a principal amount of the bonds of the Thirty-First Series equal to the principal amount of such Senior Notes Series 2016 or a principal amount of the bonds of the Thirty-Second Series equal to the principal amount of such Senior Notes Series 2036, as applicable, shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture. The Trustee (defined below) may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of, premium, if any, and interest on, the Senior Notes Series 2016 and the Senior Notes Series 2036, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of, premium, if any, or interest on, either the Senior Notes Series 2016 or the Senior Notes Series 2036 has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

The bonds of the Thirty-First Series and the bonds of the Thirty-Second Series are not redeemable except on the date, in the principal amount and for the redemption price that correspond to the redemption date for, the principal amount to be redeemed of, and the redemption price for, the Senior Notes Series 2016 and the Senior Notes Series 2036, respectively, and except as set forth below in this Section 1.

In the event that the Company redeems any of the Senior Notes Series 2016 or the Senior Notes Series 2036 prior to maturity in accordance with the provisions of the Senior Note Indenture, the Senior Note Trustee shall on the same date deliver to the Company the bonds of the Thirty-First Series or the bonds of the Thirty-Second Series, as applicable, in principal amount corresponding to the Senior Notes Series 2016 or the Senior Notes Series 2036 so redeemed, as provided in Section 4.08 of the Senior Note Indenture. The Company agrees to give the Trustee notice of any such redemption of the Senior Notes on or before the date fixed for any such redemption.

Upon the occurrence of an Event of Default under the Senior Note Indenture (as defined therein) and the acceleration of the Senior Notes, the bonds of the Thirty-First Series and the bonds of the Thirty-Second Series shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a “Redemption Demand”) from the Senior Note Trustee stating that there has occurred under the Senior Note Indenture both an Event of Default and a declaration of acceleration of payment of principal, accrued interest and premium, if any, on the Senior Notes specifying the last date to which interest on such Senior Notes has been paid (such date being hereinafter referred to as the “Initial Interest Accrual Date”) and demanding redemption of the bonds of the Thirty-First Series and the bonds of the Thirty-Second Series. The Company waives any right it may have to prior notice of such redemption under the Indenture. Upon surrender of the bonds of the Thirty-First Series and the bonds of the Thirty-Second Series by the Senior Note Trustee to the Trustee, the bonds of the Thirty-First Series and the bonds of the Thirty-Second Series shall be redeemed at a redemption price equal to the principal amount thereof plus accrued interest thereon from the Initial Interest Accrual Date to the redemption date; provided, however, that in the event of a rescission or annulment of acceleration of the Senior Notes pursuant to the last paragraph of Section 8.01(a) of the Senior Note Indenture, then any Redemption Demand shall thereby be deemed to be rescinded by the Senior Note Trustee although no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

Section 2.               Except as provided below in connection with the Release Date (as defined in the Senior Note Indenture), the principal amount of bonds of the Thirty-First Series and the bonds of the Thirty-Second Series outstanding from time to time shall always be equal to the principal amount of the Senior Notes Series 2016 and the Senior Notes Series 2036, respectively, which are outstanding from time to time under the Senior Note Indenture and to the extent the Senior Note Trustee holds bonds of the Thirty-First Series or bonds of the Thirty-Second Series in excess of such principal amount, such bonds of the Thirty-First Series and such bonds of the Thirty-Second Series, respectively, shall be deemed cancelled and retired and no longer outstanding under the Indenture.

For purposes of Section 4.09 of the Senior Note Indenture, the Bonds of the Thirty-First Series shall be deemed to be the “Related Series of Senior Note First Mortgage Bonds” in respect of the Senior Notes Series 2016 and the Bonds of the Thirty-Second Series shall be deemed to be the “Related Series of Senior Note First Mortgage Bonds” in respect of the Senior Notes Series 2036.

As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to the bonds of the Thirty-First Series and the bonds of the Thirty-Second Series shall be deemed to be satisfied and discharged, the bonds of the Thirty-First Series and the bonds of the Thirty-Second Series shall cease to secure in any manner any Senior Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver the bonds of the Thirty-First Series and the bonds of the Thirty-Second Series to the Company for cancellation.

At any time that a bond of the Thirty-First Series or a the bond of the Thirty-Second Series is surrendered to the Trustee other than in connection with the redemption thereof, in connection with the Trustee’s enforcement of rights after a completed default under the Mortgage or in connection with the exchange of that bond as provided in Section 1 hereof, such bond shall be cancelled by the Trustee and shall be treated for all intents and purposes as if it has never been issued. In the event that only a portion of a bond of the Thirty-First Series or a bond of the Thirty-Second Series is so surrendered, the Trustee shall deliver without charge to the Senior Note Trustee a new bond of the Thirty-First Series or of the Thirty-Second Series, as applicable, in an aggregate principal amount equal to the difference between the principal amount of the portion of the bond of the Thirty-First Series or the bond of the Thirty-Second Series so surrendered and the principal amount of such bond prior to such surrender.

Section 3.               The Company reserves the right, without any consent or other action by holders of the bonds of the Thirty-First Series or bonds of the Thirty-Second Series, or any subsequent series of bonds, to amend the Indenture by inserting the following language as Section 115A immediately following current Section 115 of the Indenture:

“SECTION 115A. With the consent of the holders of not less than sixty per centum (60%) in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if the rights of the holders of one or more, but not all, series then outstanding are affected, the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds at the time outstanding of all affected series, taken together, and not any other series, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium, payable on the redemption thereof or change the coin or currency in which any bond or interest thereon is payable, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property.

Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee shall be entitled to receive and, subject to Section 102 of the Indenture and Article Four of the Supplemental Indenture dated as of April 1, 1940, may rely upon, an opinion of counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the provisions of this Section.

It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

The Company and the Trustee, if they so elect, and either before or after such 60% or greater consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto. All subsequent holders of bonds bearing such notation shall be deemed to have consented to the execution of such supplemental indenture, and consent, once given or deemed to be given, may not be withdrawn.

Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or, any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.”

Section 4.               As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and this Supplemental Indenture and all the terms and conditions herein contained shall be deemed a part thereof.

Section 5.               Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture as heretofore amended and supplemented. The Trustee shall not be responsible for the recitals herein or in the bonds (other than in the authentication certificate of the Trustee), all of which are made by the Company solely.

Section 6.               This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 7.               The Company shall provide the Trustee with copies of the Senior Note Indenture and any amendments thereto as soon as practicable after such Indenture or amendment is entered into and the Trustee in performing its duties hereunder shall be entitled to rely on the latest copy of the Senior Note Indenture and any amendments thereto received from the Company.

IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY, party of the first part hereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or one of their Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries, all as of the day and year first above written.

CENTRAL ILLINOIS LIGHT COMPANY

By	/s/ Jerre E. Birdsong
Name: Jerre E. Birdsong
Title: Vice President and Treasurer

[SEAL]

Attest:

/s/ G. L. Waters
Name: G. L. Waters
Title: Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By Deutsche Bank National Trust Company

By	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Assistant Vice President

By	/s/ David Contino
Name: David Contino
Title: Assistant Vice President

 [SEAL]

Attest:

/s/ Tracy Mantone
Name: Tracy Mantone
Title: Vice President

2

STATE OF MISSOURI	)
) SS
CITY OF ST. LOUIS	)

I, Annette C. Shaw, a Notary Public, do hereby certify that Jerre E. Birdsong, Vice President and Treasurer of CENTRAL ILLINOIS LIGHT COMPANY, a corporation organized and existing under the laws of the State of Illinois, and G. L. Waters, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 7th day of June, 2006, in the City and State aforesaid.

/s/ Annette C. Shaw
Notary Public

ANNETTE C. SHAW
Notary Public-Notary Seal
State of Missouri
St. Louis County
My Commission Expires Nov. 21, 2008
Commission #04641916

(NOTARIAL SEAL)

State of New Jersey	)
) SS
County of Union	)

I, Rodney Gaughan, a Notary Public in and for Union County in the State of New Jersey, do hereby certify that:

Irina Golovashchuk, an Assistant Vice President of DEUTSCHE BANK NATIONAL TRUST COMPANY, signing on behave of Deutsche Bank Trust Company America, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 6th day of June, 2006.

/s/ Rodney Gaughan
Rodney Gaughan
My Commission expires December 17, 2006
Notary Public, State of New Jersey

(NOTARIAL SEAL)

SCHEDULE A

DETAILED DESCRIPTION OF ADDITIONAL PROPERTIES

Part of the Northeast Quarter of the Northeast Quarter of Section 18, Township 19 North, Range 3 West of the Third Principal Meridian, (Broadwell Township), Logan County, Illinois, more particularly described as follows:  Commencing at a point of beginning 408 feet South of the Northeast corner of Section 18; thence South along the East line of said Section 408 feet; thence West 540 feet; thence North 408 feet; thence East 540 feet to the place of beginning and containing 5.057 acres, more or less.

PIN #11-018-002-70

A-1